SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6[e][2])

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ONEMAIN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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OneMain Holdings, Inc.
601 NW Second Street
Evansville, Indiana 47708

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 19, 2020

The following Notice of Change in Location and Time (“Notice”) relates to the proxy statement (the “Proxy Statement”) of OneMain Holdings, Inc. (the “Company”), dated April 6, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 19, 2020. This Notice is being filed with the Securities and Exchange Commission and was made available to stockholders and other interested parties by means of a press release that was also posted on the Company’s website on May 8, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

ONEMAIN HOLDINGS, INC.
ADDITIONAL ANNUAL MEETING INFORMATION

May 8, 2020

NOTICE OF CHANGE OF LOCATION AND TIME
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2020

FOR IMMEDIATE RELEASE
OneMain Holdings, Inc. Changes its 2020 Annual Stockholders Meeting Location and Time

EVANSVILLE, IN—MAY 8, 2020—OneMain Holdings, Inc. (NYSE:OMF) today announced that due to concerns related to COVID-19, the location of its upcoming 2020 Annual Meeting of Stockholders (“Annual Meeting”) has been changed and will be held at 1011 Centre Road, Suite 402, Wilmington, Delaware 19805. The date for the Annual Meeting remains Tuesday, May 19, 2020, and will take place at 1:00 p.m., Eastern Time.

About OneMain Holdings, Inc.

OneMain Financial (NYSE: OMF) has been offering responsible and transparent loans for over 100 years. With over 1,500 locations throughout 44 states, the company is committed to helping people with their personal loan needs. OneMain and its over 9,000 team members are dedicated to the communities where they live and work. For additional information, please visit OneMainFinancial.com.

SOURCE: OneMain Financial Holdings, Inc.

Investor Contact:
Kathryn Miller, 212-359-2442
Kathryn.miller@omf.com